UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

On May 10, 2017, US Foods Holding Corp. (the “Company”) held its 2017 annual meeting of stockholders (the “Annual Meeting”).

The matters submitted to stockholders at the Annual Meeting and the voting results are as follows:

Proposal 1: Election of Directors

Stockholders elected all Class I director nominees to hold office for terms expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Mr. Court Carruthers	181,557,283	19,181,196	3,829,944
Mr. Kenneth A. Giuriceo	161,205,543	39,532,936	3,829,944
Mr. David M. Tehle	181,792,744	18,945,735	3,829,944

Proposal 2: Advisory Vote on Executive Compensation

Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
167,623,002	33,082,021	33,456	3,829,944

Proposal 3: Frequency of Advisory Votes on Executive Compensation

Stockholders voted to hold an advisory vote every year on the compensation paid to the Company’s named executive officers.  In light of the vote, the Company has determined that it will include an advisory stockholder vote on the compensation paid to its named executive officers in its proxy materials every year until the next required frequency vote.

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
198,143,921	23,357	2,556,181	15,020	3,829,944

Proposal 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year.

For	Against	Abstained	Broker Non-Votes
204,104,805	450,242	13,376	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 15, 2017	US Foods Holding Corp.

	By:	/s/ Kristin M. Coleman
Kristin M. Coleman Executive Vice President, General Counsel and Chief Compliance Officer